EXHIBIT 2.5

                        AMENDMENT, WAIVER AND RELEASE


          Amendment,  Waiver  and  Release,  dated as of  February  6, 1996 (the
"Agreement"), by UCAR INTERNATIONAL INC. (the "Company") and UCAR GLOBAL ENTERPRISES INC. ("UCAR Global") in favor of the persons named on Schedule 1 attached hereto (collectively, the "Purchasers" and, individually, the "Purchaser"). Reference is made respectively to (i) the Management Common Stock Subscription Agreement (for Purchased Shares and Matched Shares), dated as of January 26, 1995, and the Form of Management Subscription Agreement (for Option Shares) substantially in the form set forth as Exhibit B to the UCAR International Inc. Management Stock Option Plan (the "Plan"), each entered into or which may be entered into, respectively, by and between the Company and the Purchaser named or to be named, respectively, therein (collectively, "Subscription Agreement"), (ii) the Investor Note, dated January 26, 1995, made by the Purchaser named therein in favor of UCAR Global (the "Investor Note") and
(iii) the Pledge and Security Agreement, dated as of January 26, 1995 (the "Pledge Agreement"), made by and between the Purchaser named therein and UCAR Global. Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Subscription Agreement unless the context otherwise requires.

                                W I T N E S S E T H :

          WHEREAS, the Company has filed a registration statement (File No. 333-1090) under the Securities Act (the "Registration Statement") in connection with the proposed offer and sale of Common Stock (the "Offering") by Blackstone and certain other selling stockholders (collectively, the "Selling Stockholders"), including certain of the Purchasers and an entity related to one of such Purchasers (collectively, "Management Selling Stockholders"); and

          WHEREAS, the Board of Directors of the Company has waived certain provisions of the Subscription Agreement, the Investor Note and Pledge Agreement in connection with its approval of the Offering.

          NOW, THEREFORE, in order to set forth the specific terms of such waiver, the Company and UCAR Global hereby irrevocably agree as follows:

1.   Amendment and Waiver of Each Subscription Agreement.

     (a) Amendment to Subsection 3.6. Subsection 3.6 of each Subscription Agreement is hereby amended by deleting the number "180" where it appears therein and substituting in lieu thereof the number "90", provided that this amendment shall not apply to the Subscription Agreements of the Senior Executives (but will apply insofar as those Agreements relate to family members described in paragraph 3(3) of this Agreement).

     (b) Amendment to Subsection 3.10. Subsection 3.10 of each Subscription Agreement is hereby amended by inserting at the end of such subsection the following sentence:

               "In the event that the Purchaser sells shares in accordance with this Agreement, the proxy relating to such shares granted by the Purchaser to Blackstone shall, without any further action by any party, automatically cease to apply immediately upon the sale of such shares; provided that the voting agreement and proxy relating to any shares subject to this Agreement that continue to be owned by the Purchaser shall remain in full force and effect."

     (c)  Amendment  in  Subsection  4.3.  Subsection  4.3 of  the  Subscription
Agreement is hereby amended by inserting the words and punctuation ", to the extent required by the promissory note evidencing such Employee Loan, as such promissory note may be amended, supplemented or modified from time to time," between the words "shall" and "first" where they appear on the fourth line thereof.

     (d) Waiver. The Company hereby waives (i) the requirement that the Management Selling Stockholders execute and deliver a Subscription Agreement in connection with the exercise of options granted under the Plan in connection with the sale of the underlying shares in the Offering as contemplated by the Registration Statement and (ii) subsection 4.3 of the Subscription Agreement of each of the Management Selling Stockholders to the extent such subsection would require the Management Selling Stockholders to apply any portion of the Net Proceeds realized from the sale of Shares in connection with the Offering and hereby agrees that the Management Selling Stockholders' exercise of such options may be conditioned upon the consummation of the Offering.

2.   Amendment, Endorsement and Waiver of each Investor Note.

     (a) Amendment to each Investor Note. Section 1.1 of each Investor Note is hereby amended by (i) inserting immediately following the word "apply" in the second line thereof the words "an amount equal to 20% of the" and (ii) deleting the words "gross proceeds" where they appear in the sixth line thereof and substituting therefor the phrase "20% of such Net Proceeds."

     (b) Endorsement to each Investor Note. UCAR Global agrees to permanently affix to each Investor Note, as of the date hereof and in any event prior to any transfer of such Investor Note, an endorsement substantially in the form attached hereto as Annex A.

     (c) Waiver of Repayment under certain  Investor  Notes.  UCAR Global hereby waives subsection 1.1 of the Investor Note of each Management Selling Stockholder, as amended, to the extent such subsection would require any repayment as a result of the sale of the Shares by the Management Selling Stockholders in connection with the Offering.

3. Amendment of Pledge Agreement. Section 14 of the Pledge Agreement is hereby amended by:

          (1) adding the indicator "(a)" immediately prior to the first sentence thereof;

          (2)  adding a new clause (b) at the end thereof as follows:

               "(b) Notwithstanding anything to the contrary contained herein, in connection with any sale, transfer or disposition of Collateral permitted by, and made pursuant to, the Subscription Agreement, any such Collateral shall, without any further action by any party, be automatically released upon the sale, transfer or disposition thereof, and the Secured Party shall execute and deliver all documents and instruments required for such release."; and

          (3) in the case of the Pledge Agreement of each of Messrs. Hart and Krass, inserting the following sentence at the end thereof:

                    "Notwithstanding  anything to the contrary  contained herein or in the Subscription Agreement, the shares of Common Stock owned by Mr. Krass' family members, the Krass Family Limited
                Partnership or Mr. Hart's family members on February 6, 1996 shall no longer be Collateral for the purpose of this Agreement or the Investor Note."

4. Release of Collateral. Upon the sale of Shares by the Management Selling Stockholders in connection with the Offering, UCAR Global shall release the first priority security interest in such Shares and shall deliver to the Management Selling Stockholders all documents reasonably necessary or desirable for such release. Pursuant to subsection 4.4 of the Pledge Agreement, UCAR Global, as Secured Party thereunder, hereby consents to the sale of such Shares.

5. Continuing Effect; No Other Amendments or Waivers. Except as expressly amended, modified, waived and supplemented hereby, the provisions of each of the Subscription Agreement, the Pledge Agreement and the Investor Note are and shall remain in full force and effect.

6. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7. Third Party Beneficiaries. The parties hereto hereby agree that each Purchaser and its respective successors and assigns shall be a third party beneficiary of the agreements of the parties hereto in favor of such Purchasers.

8. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

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          IN WITNESS  WHEREOF,  the  undersigned  have executed this  Amendment,
Waiver and Release as of the date first above written.


                              UCAR INTERNATIONAL INC.


                              By:/s/ Peter B. Mancino
                                 Name: Peter B. Mancino
                                 Title: Vice President



                              UCAR GLOBAL ENTERPRISES INC.


                              By:/s/ Peter B. Mancino
                                 Name: Peter B. Mancino
                                 Title: Vice President


Agreed and Acknowledged as to Section 1(b) only:


BLACKSTONE CAPITAL PARTNERS II
  MERCHANT BANKING FUND L.P.

By: Blackstone Management Associates
     II L.P.
     By:/s/ Howard A. Lipson
        Name: Howard A. Lipson
        Title: Member

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                                                       Schedule 1

Purchasers
- ----------

Arnold, John C.
Bailine, Frederick G.
Carter, Donald
Casiello, Gerald L.
Cassilly, Thomas C.
Cate, William D.
Dowdle, Douglas C.
Flowers, Roger M.
Hamm, George A.
Hart, Robert J.
Krass, Robert P.
Mancino, Peter B.
Nakayama, Mac
Ross, Robert M.
Wiemels, William P.
Wolf, Fred C.
Twigg, Geoffrey
Barnard, Peter
Marcellin, Maurice
Pelletier, Raymond
Iglesias, Miguel
Magnani, Piero
Beling, Luiz R.
Echevarria, Estella H.
Schwegler, George

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                             ACCEPTANCE AND ENDORSEMENT


          Reference is made to the Investor Note dated January 26, 1995 (the "Note") made by the undersigned maker (the "Maker") in favor of UCAR GLOBAL ENTERPRISES INC. ("UCAR Global") to which this endorsement is attached and the Amendment, Waiver and Release, dated as of February 6, 1996, by UCAR Global and UCAR International Inc. (the "Company") in favor of the Maker (the "Waiver"). The Maker hereby accepts and agrees to be bound by the Waiver. Without limiting the force or effect of the Waiver, the Maker and UCAR Global hereby agree that the Note is hereby amended by (i) inserting the words "an amount equal to 20% of the" immediately following the word "apply" where it appears in the second line of subsection 1.1 and (ii) deleting the words "gross proceeds" where they appear in the sixth line of subsection 1.1 and substituting therefor the phrase "20% of such Net Proceeds."

          Notwithstanding anything to the contrary contained herein or in the Waiver, the indebtedness evidenced by the Note is not hereby or thereby paid, satisfied or discharged but continues outstanding and in full force and effect.




                                        MAKER


                                   /s/ Robert P. Krass
                                   Name: Robert P. Krass



                                   UCAR GLOBAL ENTERPRISES INC.


                                   By:/s/ Peter B. Mancino
                                      Name: Peter B. Mancino
                                      Title: Vice President


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